UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

BILL Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 621-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2025, BILL Holdings, Inc. (the “Company”) entered into a cooperation agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”).

In the Agreement, the Company (i) confirmed the resignation of Stephen Fisher as a Class II director of the Company, as of October 14, 2025; (ii) agreed to increase the size of the Board of Directors of the Company (the “Board”) from 12 to 13 directors and to appoint Peter A. Feld and Lee Kirkpatrick as Class II directors of the Company, with each of their terms expiring at the 2027 annual meeting of the Company’s stockholders; and (iii) agreed to nominate Beth Johnson and Natalie Derse, in addition to David Hornik and Katherine (Allie) Kline (current Class III directors of the Company), for election as Class III directors of the Company at the 2025 annual meeting of the Company’s stockholders (the “2025 Annual Meeting”).

With respect to the 2025 Annual Meeting, Starboard agreed to, among other things, (i) withdraw its letter to the Company dated September 5, 2025, nominating a slate of director candidates to be elected to the Board at the 2025 Annual Meeting, and each director nomination set forth therein, and (ii) vote all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and in accordance with the Board’s recommendations on all other proposals, subject to certain limited exceptions.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the 2026 annual meeting of the Company’s stockholders pursuant to the Company’s bylaws or (y) the date that is 100 days prior to the first anniversary of the 2025 Annual Meeting (the “Standstill Period”). The Company also agreed that it will not increase the size of the Board to more than 13 directors during the Standstill Period without Starboard’s prior written consent.

The Agreement also includes provisions regarding committee membership of the directors to be appointed and elected, procedures for determining any replacements during the Standstill Period for Mr. Feld and Ms. Derse, a requirement that Mr. Feld resign from the Board if Starboard’s ownership of Company common stock drops below a minimum threshold, non-disparagement, confidentiality and Starboard’s expense reimbursement, among other matters.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2025, Stephen Fisher submitted a letter of resignation from the Board, effective immediately. Mr. Fisher’s resignation was not a result of any disagreement with the Company over any of its operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On October 16, 2025, the Company and Starboard jointly issued a press release announcing the changes to the Company’s Board and the entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished with Item 7.01 of this Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Cooperation Agreement, dated as of October 15, 2025, by and between BILL Holdings, Inc. and the Starboard entities and natural persons listed on the signature pages attached thereto.

99.1	Press Release, dated October 16, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL HOLDINGS, INC.

Date: October 16, 2025	By:	/s/ René Lacerte
René Lacerte Chairman and Chief Executive Officer